[Letterhead of Kramer Levin Naftalis & Frankel LLP]



                                                     October 30, 1998

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                  Re:      The Victory Portfolios
                           ----------------------

Ladies and Gentlemen:

                  We have acted as counsel for The Victory Portfolios, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated December 6, 1995, as amended through the date hereof (as so amended, the "Governing Instrument").

                  In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on December 21, 1995 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions dated February 19, 1997, October 22, 1997, December 3, 1997, October 8, 1998 and October 9, 1998 relating to the establishment of certain of the Funds or Classes thereof (or both) (each such term used as defined below) and resolutions dated December 3, 1997 and May 29, 1998 relating to the change of name of certain of the Funds (such resolutions, together with the Governing Instrument and Bylaws of the Trust are referred to as the "Governing Documents"); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the "Predecessor Trust") by which the Trust adopted such Registration Statement and the Predecessor Trust's Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; a Certificate of Secretary of the Trust dated on or about the date hereof certifying as to the resolutions referenced above and the Governing Instrument; a certification of good standing of the Trust obtained as of a recent date from the Recording Office; and the Registration Statement (including all Post-Effective Amendments and exhibits thereto). In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.

                  Based on and subject to the foregoing, it is our opinion that:

                  1. The Trust is a validly existing business trust in good standing under the laws of the State of Delaware. Each of the following funds of the Trust (each a "Fund" and collectively, the "Funds") and each class of each Fund referenced herein

(each a "Class") is a validly existing Series or Class thereof, as applicable, of the Trust: the Balanced Fund (Class A and B), Convertible Securities Fund (Class A), Diversified Stock Fund (Class A and Class B and Class G), Federal Money Market Fund (Investor and Select), Financial Reserves Fund (Class A), Fund for Income (Class A and Class G), Government Mortgage Fund (Class A), Growth Fund (Class A), Institutional Money Market Fund (Investor and Select), International Growth Fund (Class A and Class B and Class G), Intermediate Income Fund (Class A), Investment Quality Bond Fund (Class A), Lakefront Fund (Class
A), LifeChoice Conservative Investor Fund (Class A), LifeChoice Moderate Investor Fund (Class A), LifeChoice Growth Investor Fund (Class A), Limited Term Income Fund (Class A), National Municipal Bond Fund (Class A and Class B), New York Tax-Free Fund (Class A and Class B), Ohio Municipal Bond Fund (Class A), Ohio Municipal Money Market Fund (Class A and Class G), Ohio Regional Stock Fund (Class A and Class B), Prime Obligations Fund (Class A), Real Estate Investment Fund (Class A), Special Growth Fund (Class A and Class G), Special Value Fund (Class A and Class B), Stock Index Fund (Class A), Tax-Free Money Market Fund (Class A), U.S. Government Obligations Money Market Fund (Investor and Select), Value Fund (Class A), Equity Income Fund (Class A), Maine Municipal Bond Fund (Short-Term) (Class A), Maine Municipal Bond Fund (Intermediate) (Class A), Michigan Municipal Bond Fund (Class A), National Municipal Bond Fund (Short-Intermediate) (Class A) and National Municipal Bond Fund (Long) (Class
A), Gradison  Government  Reserves Fund (Class G), Established Value Fund (Class
G) and Opportunity Value Fund (Class G).

                  Currently, Class G shares of the Diversified Stock Fund, Established Value Fund, Fund for Income, Gradison Government Reserves Fund, International Growth Fund, Ohio Municipal Bond Fund and Special Growth Fund have not been registered or offered for sale to the public, and Class A shares of the Equity Income Fund, Maine Municipal Bond Fund (Intermediate), Maine Municipal Bond Fund (Short-Intermediate), Michigan Municipal Bond Fund, National Municipal Bond Fund (Long) and National Municipal Bond Fund (Short-Intermediate), are in registration and have not been offered for sale to the public.

                  2.  Shares  of  each  Class  of  each  Fund,  when  issued  to
Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, the Registration Statement and all amendments thereto, and all applicable resolutions of the Trustees, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

                  We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

                  This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

                  Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 44 the Trust's Registration Statement.

                                  Very truly yours,

                                  /s/ Kramer Levin Naftalis & Frankel LLP




                                      -3-